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                                                                  Exhibit (a)(7)

                             CDC NVEST FUNDS TRUST I

     Amendment No. 6 to Second Restatement of Amended Agreement and Declaration of Trust

     The undersigned, being at least a majority of the Trustees of CDC Nvest Funds Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Second Restatement of Amended Agreement and Declaration of Trust, as amended by Amendment Nos. 1, 2, 3, 4 and 5 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

          Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) Loomis Sayles Government Securities Fund, (2) CGM Advisor Targeted Equity Fund, (3) CDC Nvest Star Value Fund, (4) Loomis Sayles Core Plus Bond Fund, (5) Westpeak Capital Growth Fund, (6) CDC Nvest Star Advisers Fund, (7) Hansberger International Fund, and (8) Vaughan Nelson Small Cap Value Fund.

     2.   The address of the Trust is:
          399 Boylston Street
          Boston, Massachusetts 02116

     3.   The address of the Trustees is:
          c/o CDC Nvest Funds Trust I
          399 Boylston Street
          Boston, Massachusetts 02116

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 19th day of November, 2004.


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Graham T. Allison, Jr.                  Richard Darman


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Edward A. Benjamin                      John T. Hailer


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Robert J. Blanding                      Sandra O. Moose


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Daniel M. Cain                          John A. Shane


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Paul G. Chenault                        Kenneth Cowan